Exhibit 99.1

13215 Hill Country Blvd., Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES NAMES WILLIAM (“TREY”) H. CONKLING

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Austin, Texas, April 28, 2021 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced that William (“Trey”) H. Conkling will join the Company as Executive Vice President & Chief Financial Officer effective May 17, 2021.

“We are extremely pleased to have Trey join our management team. I’ve had the privilege of working with Trey for over a decade and value his extensive capital markets and transaction advisory experience,” said Jonathan Stanner, President and Chief Executive Officer. “Over the course of his career, Trey has established himself as a very effective strategic thought leader that brings a breadth of experience in lodging and related industries along with a deep set of relationships that will be immediately valuable to the Company,” added Mr. Stanner.

Most recently, Mr. Conkling served as a Managing Director in the Real Estate, Gaming & Lodging Investment Banking group for Bank of America Merrill Lynch (NYSE: BAC), where he oversaw the successful execution of transaction volume in excess of $190 billion including capital markets and mergers and acquisitions. Prior to joining Bank of America Merrill Lynch, Mr. Conkling was with the investment banking unit of Bear, Stearns & Co. and previously worked in asset management for Host Hotels & Resorts (NYSE: HST).

Mr. Conkling earned a Bachelor of Science in Hotel and Restaurant Administration from Cornell University, School of Hotel Administration and a Masters of Business Administration from Cornell University, Johnson Graduate School of Management.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the upscale segment of the lodging industry. As of April 28, 2021, the Company's portfolio consisted of 72 hotels, 67 of which are wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

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Contact:

Adam Wudel

Senior Vice President of Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

Forward Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "forecast," "continue," "plan," "likely," "would" or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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